                                                              EXHIBIT 10.39



                             AMENDED AND RESTATED
                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------

                                BY AND BETWEEN

                         CALENERGY OPERATING COMPANY,
                            a Delaware corporation

                                      AND

                               DEL RANCH, L.P.,
                       a California limited partnership






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TABLE OF CONTENTS

                                                               PAGE
                                                               ----

1.       Definitions.............................................2

2.       Ordinary Services.......................................3

3.       Extraordinary Services..................................3

4.       Subcontracting..........................................3

5.       Administration Fee......................................3

6.       Reimbursement and Other Compensation for
         Extraordinary Services..................................4

7.       Term and Termination....................................5

8.       Disclaimer of CEOC's Liability..........................6

9.       Non-Waiver of Breach....................................6

10.      Arbitration.............................................6

11.      Attorneys' Fees.........................................7

12.      Force Majeure...........................................7

13.      Invalid Provision.......................................8

14.      Assignment..............................................8

15.      Governing Law...........................................8

16.      Entire Agreement - Amendments...........................9

17.      Communications..........................................9

18.      Counterparts............................................9

19.      Exhibits................................................9

20.      Third Party Beneficiaries...............................10

21.      Headings................................................10




                              TABLE OF SCHEDULES

                                                               Section

Schedule "Z"               Schedule of Defined Terms             1.1







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            AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

                                   PREAMBLE

                  THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of June 17, 1996, by and between CALENERGY OPERATING COMPANY, a Delaware corporation ("CEOC"), and DEL RANCH, L.P., a California limited partnership ("Owner").

                                   RECITALS

                  A. Owner owns the Del Ranch Facility located in the Salton Sea Known Geothermal Resource Area ("SSKGRA").

                  B. Owner intends to operate the Del Ranch Facility under the following operating agreements: (i) an Operating and Maintenance Agreement by and between Owner and CEOC pursuant to which CEOC will operate the Del Ranch Facility on behalf of Owner; (ii) a Technology Transfer Agreement by and between Owner and Magma Power Company, a Nevada corporation ("Magma") pursuant to which Magma will provide Owner with the nonexclusive right to use certain "Technology" and "Know-How" in connection with the operation of the Del Ranch Facility; (iii) a Ground Lease by and between Owner, as lessee, and Magma, as lessor, pursuant to which Magma will lease to Owner the real property upon which the Del Ranch Facility is located; (iv) an Easement Grant Deed and Agreement Regarding Rights for Geothermal Development by and between Owner and Magma pursuant to which Magma will supply Owner with the right to extract Geothermal Brine and use geothermal brine-derived steam which is necessary to operate the Del Ranch Facility; and (v) a Power Purchase Contract by and between Owner and Southern California Edison Company.

                  C. Owner desires to exploit CEOC's administrative and management resources, and to that end Owner desires to employ, hire or otherwise retain the administrative and management services of CEOC, in addition to the Services provided pursuant to the Operating and Maintenance Agreement, for purposes of administering the functions of the Del Ranch Facility.

                  D. Owner and CEOC desire to enter into this Agreement pursuant to which CEOC, for a fee and in addition to the Services provided pursuant to the Operating and Maintenance Agreement, will provide day-to-day administrative and management services as more fully described herein, which administrative and management services shall include normal day-to-day administrative and management services and shall not include services which, although occurring in the ordinary course of Owner's business, are not of a nature ordinarily occurring on a day-to-day basis. In consideration for services not of a day-to-day nature provided by CEOC hereunder, Owner shall compensate CEOC for, among other things, all costs and expenses actually incurred by CEOC in providing such services, as more particularly described herein.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties hereto agree as follow:


                                   AGREEMENT

                  1.       Definitions.

                           1.1  Unless the context shall otherwise require,
capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Schedule Z hereto, which shall be incorporated by reference herein.

                           1.2  In addition to the terms defined pursuant
to Section 1.1 hereof, the following definitions shall apply for purposes of this Agreement:

                                "CPI" means the Consumer Price Index of
the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, All Items, for the Los Angeles-Anaheim-Riverside Metropolitan Area. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be deemed to be the CPI for purposes of this Agreement. In the event that Owner and CEOC cannot agree on such alternative index, then the matter shall be submitted for decision by an arbitrator or arbitrators in accordance with
Section 10 hereof.

                                "CPI Adjustment" means an amount equal
to $800,000 multiplied by a fraction, the numerator of which shall be the CPI for August of the year for which the calculation is to be made, and the denominator of which shall be the CPI for August of 1988, but in no event shall such CPI Adjustment be less than $800,000.

                                "Floor" means the minimum annual
Administration Fee which, for the years indicated below, shall be an amount calculated as follows:

               Year                         Calculation
               ----                         -----------


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               1989                       $66,667 multiplied by the number
                                          of months in 1989 following and
                                          including the month on which that
                                          certain Construction Management and
                                          Asset Transfer Agreement dated as
                                          of March 14, 1988, as amended,
                                          between Magma and Owner terminated
                                          in accordance with its terms.



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              For each of                 The greater of (a) the Floor for
              1990                        the year immediately preceding the
              through the                 year for which the calculation is
              end of the                  being made and (b) the CDI
              term of this                Adjustment for the year in which the
              Agreement.                  calculation is being made.


                  2. Ordinary Services. In consideration of the payment by Owner to CEOC of the Administration Fee as provided in Section 5 hereof, CEOC agrees to perform during the term of this Agreement those functions normally considered part of the day-to-day administrative and management activities for facilities similar to the Del Ranch Facility as determined by Owner which are not within the scope of Services to be provided by CEOC to Owner pursuant to the Operating and Maintenance Agreement. The Ordinary Services to be provided hereunder include, without limitation, (i) general bookkeeping and financial accounting, (ii) general legal services (but not legal services of an extraordinary nature including, without limitation, legal services in connection with litigation or administrative proceedings), (iii) personnel administration and payroll services, (iv) cash management services, (v) energy production oversight and the determination of output levels; (vi) consulting services with respect to geothermal electrical energy production and (vii) assisting Owner in obtaining any franchises, permits, licenses, easements or rights-of-way necessary for continued operation of the Del Ranch Facility.

                  3. Extraordinary Services. In consideration of the compensation of CEOC by Owner as provided in Section 7 hereof, CEOC agrees to perform during the term of this Agreement, as Extraordinary Services, any administrative and management services that may be needed in connection with the operation of the Del Ranch Facility and (a) which are not included in the scope of the services delineated in Section 2 hereof or (b) which are not included in the scope of the Services delineated in the Operating and Maintenance Agreement.

                  4. Subcontracting. In connection with CEOC's providing of the Ordinary Services and Extraordinary Services contemplated by this Agreement, CEOC may subcontract with or otherwise retain the services of other Persons including, but not limited to, Magma and other Affiliates of CEOC, and Owner hereby consents to such subcontracting for purposes of Section 14 hereof. For purposes of this Agreement, any Ordinary Services or Extraordinary Services performed by such Persons shall be deemed to have been performed by CEOC.

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                   5. Administration Fee.  In consideration of the provision
of Ordinary Services by CEOC as contemplated by Section 2 hereof, Owner shall pay CEOC the Administration Fee. The Administration Fee shall be payable in the manner and in the amount calculated as follows:

                           (i) For each year, the Administration Fee shall be 3% of the Total Electricity Revenues earned by Owner in such year, but in no event shall such Administration Fee be less than the Floor for such year. The Administration Fee in each such year shall be paid monthly in arrears on the last day of each month in an amount equal to one-twelfth (1/12) of the Floor for the preceding year; provided, however, that on December 31 of each year (or as soon thereafter as is practicable, but in no event later than March 31 of the next succeeding year), in addition to the amounts otherwise payable to CEOC under this Section 5(i), Owner shall pay to CEOC the greater of
         (a) the amount by which 3% of the Total Electricity Revenues earned by Owner in such year exceeds the Floor for the preceding year or (b) the amount by which the CPI Adjustment for the year in which the calculation is being made exceeds the Floor for the preceding year. In the event this Agreement terminates other than on December 31 of the calendar year in which it terminates, the Administration Fee for such year shall be prorated as provided in Section 7.4(i) hereof. Notwithstanding anything contained herein that may be construed to the contrary, and solely for purposes of making the calculations in this Section 5(i), the Floor for the year preceding 1990 shall be deemed to equal $800,000.

                  6. Reimbursement and Other Compensation for Extraordinary Services.

                           1. In consideration of the provision by CEOC to
Owner of the Extraordinary Services contemplated by Section 3 hereof, within thirty (30) days after Owner has received an invoice from CEOC specifying the Extraordinary Services rendered to Owner by CEOC and the amount to be paid to CEOC therefor, Owner shall pay to CEOC such specified amount. In charging Owner for Extraordinary Services under this Section 6, CEOC shall have the right to charge Owner an amount which shall enable CEOC to (a) recoup the actual costs and expenses incurred by CEOC in rendering the Extraordinary Services plus (b) earn a reasonable profit for the Extraordinary Services so rendered including, without limitation, a reasonable rate of return on CEOC's invested capital used in connection with the provision by CEOC of the Extraordinary Services, taking into consideration factors



                                      5






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including the extent to which CEOC can reasonably expect to earn a return on its invested capital by utilizing CEOC's equipment and materials for providing services other than to the Del Ranch Facility. As used in this Section 6.1, "actual costs and expenses incurred by CEOC" includes, without limitation,
(a) the actual cost to CEOC of goods and materials used by CEOC in rendering Extraordinary Services, (b) the pro rata cost to CEOC of personnel providing labor or services in the course of CEOC's provision of Extraordinary Services and (c) the actual cost to CEOC of retaining another Person, whether Magma or another Affiliate of CEOC or otherwise, in connection with the provision of Extraordinary Services. In the event CEOC subcontracts with any Person, including, without limitation, Magma or another Affiliate as provided in
Section 4 hereof, any payment to CEOC under this Section 6.1 on account of the Extraordinary Services so subcontracted shall be made to CEOC only to the extent of the amount charged CEOC by such Person and shall not include any amounts representing a mark-up by CEOC over the amount so charged.

                           2.  With respect to any calculation of actual costs
and expenses or any allocation of costs contemplated by Section 6.1 hereof, Owner shall be bound by CEOC's determination thereof unless the same is clearly erroneous.

                  7.      Term and Termination.

                          1.       Unless terminated as provided in Section 13
hereof, by written agreement between Owner and CEOC as provided in Section 16 hereof, or as hereinafter provided in this Section 7, this Agreement shall remain in effect until, and shall terminate on March 14, 2020.

                           2.      In the event of a material default by either
party in the performance of its duties, obligations or undertakings under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the specific default involved and, if within thirty (30) days after such notice the defaulting party shall not have remedied or commenced diligently to remedy the default, the other party shall have the right, in addition to any other rights and remedies it may have, to terminate this Agreement upon ten (10) days written notice to the defaulting party.

                           3.      Notwithstanding any other provision of this
Agreement, and in addition to any other right it may have, CEOC shall have the right to terminate this Agreement, effective immediately, if, at any time, Owner is adjudged bankrupt or insolvent, or files a petition in bankruptcy or an answer admitting the material facts recited in such a petition filed by another, or is put or decides to go into dissolution or


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liquidation (other than in connection with a merger, consolidation or amalgamation), or otherwise discontinues business, makes an assignment for the benefit of its creditors or any other general arrangement with its creditors, becomes insolvent or unable to meet its current payments, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property, or otherwise seeks to take advantage of any bankruptcy or insolvency statute now or hereafter in effect.

                          4.     If this Agreement is terminated prior to the
expiration of its terms as provided in Section 7.1 hereof, Owner and CEOC shall have the following rights, remedies and obligations in addition to any other rights, remedies and obligations they may have:

                           (i) Owner shall pay CEOC, immediately upon termination, the entire Administration Fee for the year in which the Agreement is effectively terminated, prorated for the number of months in such year prior to and including the month in which the Agreement is effectively terminated, less the amount of the Administration Fee which is theretofore paid during such year.

                           (ii) Owner shall pay CEOC all amounts due and payable to CEOC under Section 6 hereof as of the date the Agreement is effectively terminated.

                  8. Disclaimer of CEOC's Liability. CEOC, in providing the Ordinary Services and the Extraordinary Services provided for herein, shall use its good faith efforts in providing such services, but CEOC shall not be liable to Owner for damages arising out of or resulting from the provision of such Ordinary Services and Extraordinary Services, except to the extent that such damages arise out of or result from the gross negligence or willful misconduct or CEOC, nor shall CEOC be liable to Owner for consequential damages under any circumstances. CEOC shall have no responsibility for the ability of Owner to effectively operate the Del Ranch Facility or the claims of third parties arising with respect to the Del Ranch Facility. Owner shall indemnify and hold harmless CEOC against all liability or responsibility to Owner or to others for any failure in production, operation or otherwise of the Del Ranch Facility. CEOC does not warrant and shall not be responsible for the quality of services or any design, specification, drawing, blueprint, reproduced tracing, formula, production process or other data or information furnished by it to Owner in the course of fulfilling its obligations under this Agreement, but shall furnish such in good faith to the best of CEOC's knowledge and ability.


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                  9. Non-Waiver of Breach. Either party hereto may
specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  10. Arbitration. All disputes arising under this Agreement shall be settled by arbitration. The party desiring such arbitration shall give written notice to that effect to the other party and in such notice shall appoint as an arbitrator a disinterested person of recognized competence in the area at issue. Within fifteen (15) days thereafter, the other party shall, by written notice to the originating party, appoint a second person similarly qualified as the second arbitrator. The arbitrators thus appointed shall appoint a third person similarly qualified as the third arbitrator, and such three arbitrators shall as promptly as possible determine such matter with the parties, each being entitled to present evidence and argument to the arbitrators; provided, however, that:

                           (i) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall determine such matter; and

                           (ii) if the two arbitrators appointed by the party shall be unable to agree upon the appointment of a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen (15) days thereafter, then within ten (10) days thereafter, either of the parties upon written notice to the other party may apply for such appointment to the Federal District Court or District Court in Omaha, Nebraska.

                  The arbitrator or arbitrators shall only interpret and apply the terms and provisions of this Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in this Agreement.

                  The determination of the majority of the arbitrators or the sole arbitrator, as the case may be, shall, to the extent permitted by law, be conclusive upon the parties. The arbitrator or arbitrators shall give written notice to the parties stating their determination, and shall furnish to each a copy of such determination signed by them. In the event of

                                      8





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the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

                  11. Attorneys' Fees. If either party hereto commences litigation or arbitration for the judicial or other interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party in any such action, trial, arbitration or appeal thereon shall be entitled to its reasonable attorneys' fees and court, arbitration and other costs incurred, to be paid by the losing party as fixed by the court or arbitrator in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

                  12. Force Majeure.

                           1.  Neither Owner nor CEOC shall be liable in
damages to the other for any act, omission or circumstance ("Event of Force Majeure") occasioned by or in consequence of any acts of God, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, civil disturbances, explosions, sabotage, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable legal means, Federal, State or local laws, or other event or circumstance not within the control of such party preventing such party from performing its obligations hereunder, whether caused or occasioned by, or happening on account of, the act or omission of one of the parties, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome.

                           2.  Such Events of Force Majeure shall not relieve
Owner or CEOC of liability in the event of either party's concurring negligence or in the event of either party's failure to use due diligence to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall such Events of Force Majeure relieve either party of liability unless such party shall give notice and full particulars of the same in writing to the other party within ten (10) days of the occurrence relied on. In no event, however, shall an Event of Force Majeure relieve Owner from the obligation of making payments due under this Agreement at the time of such occurrence. The parties agree that should any Event of Force Majeure remain in existence for a period of six (6) months, this Agreement may be terminated by the party not claiming suspension of the Agreement under such Event of Force Majeure upon the giving of written notice by such party to the




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other; provided, however, that such six (6) month period shall be extended for a reasonable time so long as throughout such six (6) month period the party claiming suspension of this Agreement under the Event of Force Majeure has diligently proceeded to terminate the Event of Force Majeure and continues to do so throughout such extension.

                  13. Invalid Provision.

                           1.    The invalidity or unenforceability of any
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted; provided, however, that if any of the provisions of Sections 2, 3, 5, 6, or 7 hereof are held invalid or unenforceable by any court or other relevant authority, Owner and CEOC shall hold consultations over a period of ninety (90) days, commencing immediately, in an effort to work out satisfactory terms for continuation of this Agreement. If Owner and CEOC do not reach agreement within this period, CEOC shall have the right to terminate this Agreement, effective immediately.

                           2.    In the event that any provision, term,
condition or object of this Agreement may be in conflict with any law, measure, ruling, court judgment (by consent or otherwise), or regulation of the government of the United States of America, and the legal counsel of either party shall advise that in their considered opinion such conflict, or a reasonable possibility of such conflict, exists, then either party may propose to the other appropriate modifications of this Agreement to avoid such conflict. In such case, if an agreement of modification is not reached within ninety (90) days from such proposal, the party making such proposal, after sixty (60) days' written notice to the other party, may terminate the agreement in its entirety as of a date subsequent to such sixty (60) days, and which shall be specified in such notice.

                  14. Assignment. Subject to Section 4 hereof, neither Owner nor CEOC shall grant, assign or otherwise convey any of their respective rights or delegate any of their respective obligations under this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld.

                  15. Governing Law. The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and governed by the laws of the State of California. This Agreement shall be construed equally as against the parties hereto, and shall not be construed against the party responsible for its drafting.



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                  16. Entire Agreement - Amendments.  This Agreement
constitutes the entire agreement of the parties and the provisions hereof shall supersede any and all prior agreements or understandings relating to the same subject matter. Without limiting the generality of the foregoing, from and after the date hereof, the terms of the Administrative Services Agreement dated as of March 14, 1988 (the "Original Administrative Services Agreement") between Owner and CEOC shall be amended to read in their entirety as set forth in this Agreement and the terms of this Agreement shall govern and control the rights and obligations of the parties in and with respect to the matters herein set forth, notwithstanding any conflict between the terms of this Agreement and the terms of the Original Administrative Services Agreement. This Agreement may be amended only by a writing signed by a duly authorized representative of both parties.

                  17. Communications. All notices, requests, offers and other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of delivery, if delivered

         To CEOC at:

                  CalEnergy Operating Company
                  302 South 36th Street
                  Suite 400-C
                  Omaha, Nebraska 68131
                  Attention:  General Counsel

         To Owner at:

                  Del Ranch, L.P.
                  302 South 36th Street, Suite 400-C
                  Omaha, Nebraska 68131
                  Attention:  General Counsel

or at such other address as either party most recently may have designated in writing to the other party for such purpose; or (b) on the day sent, when sent by prepaid telex, telegram, cable or radiogram, and confirmed the same day by prepaid first-class registered airmail, addressed to CEOC or Owner, as the case may be, at their respective addresses aforesaid.

                  18. Counterparts. This Agreement may be executed in counterparts and any number of counterparts signed in the aggregate by the parties hereto shall constitute a single original instrument.

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                  19. Exhibits.  All exhibits and schedules attached hereto
are hereby incorporated herein by this reference.

                  20. Third Party Beneficiaries. The covenants contained herein are made solely for the benefit of the properties, parties and successors and assigns of such parties as specified herein, and shall not be construed as having been intended to benefit any third party not a party to this Agreement.

                  21. Headings. The headings herein are for reference only and shall not affect the construction of this Agreement.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be signed by their duly authorized officers as of the day and year first above written.

                CEOC:

                    CALENERGY OPERATING COMPANY,
                    a Delaware corporation


                       By:   /s/ John G. Sylvia
                             ______________________________
                       Name:     John G. Sylvia
                             ______________________________
                       Title:    Senior Vice President
                             ______________________________

                OWNER:

                    DEL RANCH, L.P., a California limited
                    partnership

                        By:      CALENERGY OPERATING COMPANY,
                                 a Delaware corporation, as General Partner


                       By:   /s/ John G. Sylvia
                             ______________________________
                       Name:     John G. Sylvia
                             ______________________________
                       Title:    Senior Vice President
                             ______________________________